UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2014

VIRTUAL PIGGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-53944 (Commission File Number)	35-2327649 (I.R.S. Employer Identification No.)

1221 Hermosa Avenue, Suite 210, Hermosa Beach, California 90254 (Address of principal executive offices, including zip code) (310) 853-1950 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 5, 2014, George O. McDaniel III was appointed to the Board of Directors (the “Board”) of Virtual Piggy, Inc. (the “Company”).  At the time of his appointment, the Board had not yet determined committee appointments for Mr. McDaniel.

On February 26, 2014, the Board appointed Mr. McDaniel to the Board’s Audit Committee, as Chairman of the Audit Committee.  Kirk Bradley is continuing to serve on the Audit Committee as its second member.

Furthermore, on February 26, 2014, the Board approved amendments extending the term of certain outstanding warrants held by two senior executives of the Company.  Specifically, the Board authorized the extension by two years of the expiration date of Warrants to purchase: (i) 100,000 shares at $0.75 per share held by Jo Webber, our Chairperson of the Board and Chief Executive Officer from June 1, 2014 to June 1, 2016 and (ii) 1,142,858 shares at $0.04 per share held by Pradeep Ittycheria, our Chief Technology Officer from March 11, 2014 to March 11, 2016.

Except as set forth above, the foregoing warrants were not modified or amended in any respect.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: February 27, 2014	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer

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